As filed with the Securities and Exchange Commission on March 24, 2022 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933
____________________
LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________

Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Brand Boulevard, 11th Floor Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan
(Full titles of plans)

Dan Wernikoff
Chief Executive Officer
101 North Brand Boulevard, 11th Floor
Glendale, California 91203
(323) 962-8600
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Michael A. Titera
Cassandra Tillinghast
Allison Balick
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
(949) 451-4365
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐
Non-accelerated filer	☒	Accelerated filer	☐
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by LegalZoom.com, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, to register 9,904,205 additional shares of the Registrant’s Common Stock, $0.001 par value per share, issuable pursuant to future awards that may be granted under the 2021 Equity Incentive Plan (the “2021 Plan”). In accordance with such instruction, the Registrant hereby incorporates herein by reference the prior Registration Statement on Form S-8 filed by the Registrant with respect to the 2021 Plan on June 30, 2021 (SEC File No. 333-257577), together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35618) filed on July 2, 2021).

4.2
Amended and Restated Bylaws of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-256803), filed on June 21, 2021).

4.3
Form of LegalZoom.com, Inc.’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 of LegalZoom.com, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-256803) filed with the Securities and Exchange Commission on June 21, 2021).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement).
99.1
LegalZoom.com, Inc. 2021 Equity Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-8 (File No. 333-257577) filed with the Securities and Exchange Commission on June 30, 2021).

107*	Filing Fee Table.
____________
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 24, 2022.

LegalZoom.com, Inc.

Date: March 24, 2022	By:	/s/ Dan Wernikoff
Dan Wernikoff
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Wernikoff and Noel Watson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Dan Wernikoff	Chief Executive Officer and Director	March 24, 2022
Dan Wernikoff	(Principal Executive Officer)

/s/ Noel Watson	Chief Financial Officer	March 24, 2022
Noel Watson	(Principal Financial and Accounting Officer)

/s/ Dipanjan Deb	Director	March 24, 2022
Dipanjan Deb

/s/ Khai Ha	Director	March 24, 2022
Khai Ha

/s/ John Murphy	Director	March 24, 2022
John Murphy

/s/ Dipan Patel	Director	March 24, 2022
Dipan Patel

/s/ Brian Ruder	Director	March 24, 2022
Brian Ruder

/s/ Jeffrey Stibel	Director	March 24, 2022
Jeffrey Stibel

/s/ Christine Wang	Director	March 24, 2022
Christine Wang

/s/ Elizabeth Hamren	Director	March 24, 2022
Elizabeth Hamren

/s/ Sivan Whiteley	Director	March 24, 2022
Sivan Whiteley

4